UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 14, 2024

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
1099 Alakea Street, Suite 2200, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
  Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 14, 2024, Hawaiian Electric Company, Inc., and its subsidiaries Hawaii Electric Light Company, Inc., and Maui Electric Company, Limited, (collectively, the Companies) and PAR Hawaii Refining, LLC (PAR), entered into a Second Amendment to Supply Agreement for Petroleum Fuels (Second Amendment), which amends that Supply Agreement for Petroleum Fuels dated January 19, 2022, as amended by the First Amendment to Supply Agreement for Petroleum Fuels dated February 1, 2022 (Supply Agreement). The Supply Agreement is an agreement for the Companies’ Low Sulfur Fuel Oil Supply (LSFO), High Sulfur Fuel Oil (HSFO), No. 2 Diesel (Diesel), and Ultra-Low Sulfur Diesel (ULSD) requirements. The Second Amendment extends the term of the Supply Agreement through January 31, 2029, and provides for automatic one-year extensions thereafter beginning on February 1, 2029, unless a party gives written termination notice at least 120 days before the beginning of an extension.
In addition to extending the term, the Second Amendment amends LSFO pricing. While all LSFO in the current contract is priced on the same index, LSFO pricing for volumes up to 13,500 barrels per day will be based on an average of two indices that the Companies expect will remove some pricing volatility risk on the majority of LSFO volume that the Companies purchase. Also, the Second Amendment amends the Supply Agreement’s LSFO tiered discount and premium structure to provide only a discount structure for all tiers. The Companies will file an application with the Public Utilities Commission of the State of Hawaii (PUC), requesting approval of the Second Amendment and to recover the costs associated with the Second Amendment through the energy cost recovery clause to the extent the costs are not recovered in base rates. The Second Amendment must be approved by the PUC to become effective.
The foregoing description of the Second Amendment is limited and qualified in its entirety by reference to the full text of the Second Amendment, which will be filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American Savings Bank, F.S.B.’s (ASB) press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at hpuc.my.site.com/cdms/s to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Scott T. DeGhetto	/s/ Paul K. Ito
Scott T. DeGhetto	Paul K. Ito
Executive Vice President,	Senior Vice President,
Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer

Date: August 19, 2024	Date: August 19, 2024

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